UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2022

Cheniere Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16383	95-4352386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2022, Cheniere Energy, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Onshore LP, Icahn Offshore LP and Icahn Capital LP (collectively, the “Icahn Parties”) pursuant to which the Company agreed to purchase an aggregate of 2,681,581 shares of common stock of the Company, par value $0.003 per share (the “Common Stock”), at a price per share of Common Stock of $130.52, the closing price of a share of Common Stock on the NYSE American on June 14, 2022, or an aggregate purchase price of approximately $350 million. The Company intends to fund the transaction from cash on hand. The transactions contemplated by the Purchase Agreement are expected to close on June 21, 2022, subject to customary closing conditions. Pursuant to the Purchase Agreement, promptly, and in any event within two business days after the closing date of the transactions, the Icahn Parties will cause Mr. Andrew Teno to tender his resignation from the board of directors of the Company and any committees of the board of directors.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement. A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01	Other Events.

On June 15, 2022, the Company issued a press release, a copy of which is attached to this Current Report on From 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated June 14, 2022, between Cheniere Energy, Inc., on the one hand, and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Onshore LP, Icahn Offshore LP and Icahn Capital LP, on the other hand.

99.1	Press release, dated June 15, 2022, issued by Cheniere Energy, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

By	/s/ Zach Davis
Name:	Zach Davis
Title:	Executive Vice President and Chief Financial Officer

Date: June 15, 2022